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                                                                    EXHIBIT 5.2

                             GIBSON, DUNN & CRUTCHER LLP

                                    [LETTERHEAD]



                                  February 10, 1998



PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

     Re:   FLEETWOOD ENTERPRISES, INC.

Ladies and Gentlemen:

     These opinions are being furnished to you pursuant to Section 7(e) of the Purchase Agreement, dated as of February 4, 1998 (the "Purchase Agreement"), by and among Fleetwood Capital Trust, a Delaware statutory business trust (the "Trust"), Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), and PaineWebber Incorporated (the "Initial Purchaser") in connection with the issuance and sale by the Trust of 5,750,000 shares of 6% Convertible Trust Preferred Securities (the "Preferred Securities") and the issuance and sale by the Company of $296,400,000 in aggregate principal amount of 6% Convertible Subordinated Debentures (the "Convertible Subordinated Debentures"). We have acted as special counsel to the Company and the Trust in connection with the execution of the Purchase Agreement and the consummation of the transactions contemplated therein and in the Final Memorandum (as defined below).

     In rendering the opinions set forth herein, we have examined the originals, or copies identified to our satisfaction as being true and complete copies of the originals, of the following documents:

          (i)   the Purchase Agreement;

          (ii) the Amended and Restated Declaration of Trust of the Trust, dated as of February 10, 1998 (the "Declaration");



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PaineWebber Incorporated
February 10, 1998
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          (iii) the Indenture, dated as of February 10, 1998 (the "Indenture"), by and between the Company and The Bank of New York, not in its individual capacity, but solely as Trustee (the "Trustee");

          (iv) the Registration Rights Agreement, dated as of February 10, 1998 (the "Registration Rights Agreement"), by and among the Trust, the Company and the Initial Purchaser;

          (v) the Guarantee Agreement for the benefit of holders of the Preferred Securities, dated as of February 10, 1998 (the "Guarantee Agreement"), by and between the Company and the Trustee;

          (vi) the Offering Memorandum, dated February 4, 1998 (the "Final Memorandum"); and

          (vii) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein.

     The Purchase Agreement, the Declaration, the Indenture, the Convertible Subordinated Debentures, the Registration Rights Agreement and the Guarantee Agreement are sometimes hereinafter referred to as the "Transaction Documents."

     In our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others. All capitalized terms used but not otherwise defined herein have the meanings accorded to such terms in the Purchase Agreement.

     In connection with our examination, we have assumed with your permission that:

          (a) the Preferred Securities and the Convertible Subordinated Debentures conform to the specimens thereof certified by the Company and examined by us;

          (b) the Initial Purchaser has all requisite power and authority to execute, deliver and perform its obligations under the Purchase Agreement, and the execution and delivery of the Purchase Agreement and the performance of such obligations have been duly authorized by all necessary action by the Initial Purchaser;



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PaineWebber Incorporated
February 10, 1998
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          (c)   the Purchase Agreement has been duly executed and delivered by the Initial Purchaser;

          (d) the Trustee is a banking corporation with trust powers duly organized, validly existing and in good standing under the laws of New York and the Trustee is authorized to do business as a trustee in New York;

          (e) the Trustee has all requisite power and authority to accept appointment as trustee under the Declaration and the Indenture and to execute, deliver and perform its obligations under each of the Declaration and the Indenture, and the execution and delivery of the Declaration and the Indenture and the performance by the Trustee of its obligations thereunder have been duly authorized by all necessary action by the Trustee, and do not and will not violate any provision of any law, rule or regulation of the State of New York or of the federal law of the United States of America applicable to the Trustee;

          (f) the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms; and

          (g) the Trust has duly authorized, executed and delivered the Registration Rights Agreement.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

          2. The Company has corporate power to own its properties and conduct its business as described in the Final Memorandum, and the Company has corporate power to issue the Convertible Subordinated Debentures, to enter into the Purchase Agreement, the Guarantee Agreement, the Indenture, the Declaration and the Registration Rights Agreement and to perform its obligations thereunder.

          3. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, the Indenture has been duly executed and delivered by the Company and the Indenture is a legal, valid, binding and enforceable agreement of the Company.

          4. The execution and delivery of the Convertible Subordinated Debentures have been duly authorized by all necessary corporate action of the Company, and the Convertible Subordinated Debentures have been duly executed and delivered by the Company and, when executed and authenticated by the Trustee in accordance with the terms of the Indenture and paid



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PaineWebber Incorporated
February 10, 1998
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for by the Trust pursuant to the Purchase Agreement, will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

          5. The execution and delivery of the Declaration have been duly authorized by all necessary corporate action of the Company, and the Declaration has been duly executed and delivered by the Company.

          6. The execution and delivery of the Guarantee Agreement have been duly authorized by all necessary corporate action of the Company, and the Guarantee Agreement has been duly executed and delivered by the Company, and is a legal, valid, binding and enforceable agreement of the Company.

          7. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of Delaware to subscribe for the Preferred Securities, the Convertible Subordinated Debentures or the Fleetwood Common Stock; and the Fleetwood Common Stock into which the Convertible Subordinated Debentures are convertible at the initial conversion price have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance thereof on conversion of the Convertible Subordinated Debentures in accordance with the Indenture and the terms of the Convertible Subordinated Debentures at conversion prices at or in excess of the par value of such Fleetwood Common Stock, will be validly issued, fully paid and nonassessable.

          8. The statements set forth under the headings "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Convertible Subordinated Debentures," "Effect of Obligations under the Convertible Subordinated Debentures and the Guarantee" and "Description of Fleetwood Capital Stock" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Trust Securities, the Convertible Subordinated Debentures, the Guarantees, the Indenture, the Declaration and the Certificate of Incorporation of the Company, provide a fair summary of such provisions.

          9. The execution and delivery of the Purchase Agreement by the Company have been duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

          10. The execution and delivery of the Registration Rights Agreement by the Company have been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company and is a legal, valid, binding and enforceable agreement of the Company.



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PaineWebber Incorporated
February 10, 1998
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          11.   The Registration Rights Agreement is a legal, valid, binding and enforceable agreement of the Trust.

          12. The issuance and sale of the Preferred Securities by the Trust to the Initial Purchasers pursuant to the Purchase Agreement, the performance by the Trust and the Company of their respective obligations in the Purchase Agreement, the Indenture, the Convertible Subordinated Debentures, the Guarantee, the Declaration, the Trust Securities and the Registration Rights Agreement and the application of the net proceeds of the Convertible Subordinated Debentures by the Company in the manner described in the Final Memorandum do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as may be required pursuant to the Registration Rights Agreement.

          13. When the Preferred Securities, the Guarantee Agreement and the Convertible Subordinated Debentures are issued and delivered pursuant to the Purchase Agreement, such securities will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) as securities of the Company listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a United States automated inter-dealer quotation system.

          14. Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement, and except as may be required pursuant to the Registration Rights Agreement, no registration of the Preferred Securities, the Guarantee Agreement, the Convertible Subordinated Debentures or the Fleetwood Common Stock under the Securities Act, and no qualification of the Declaration, the Guarantee Agreement or the Indenture under the Trust Indenture Act of 1939, as amended, are required for the offer and sale of the Preferred Securities to the Initial Purchaser and the subsequent resale by the Initial Purchaser in the manner contemplated in the Final Memorandum.

          15. Neither the Company nor the Trust is an "investment company" and the Company is not "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     We have participated in the preparation of the Final Memorandum and in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and the Initial Purchaser at which the contents of the Final Memorandum and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Final Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements set forth in the Final Memorandum



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PaineWebber Incorporated
February 10, 1998
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(except as set forth above in paragraph 8).  However, on the basis of the foregoing, except for the financial statements and schedules and other financial data included therein, as to which we express no opinion or belief, we are of the opinion that the Final Memorandum, as of the date thereof and on the date hereof, did not and does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the federal laws of the United States of America, (ii) the laws of the State of New York and (iii) to the limited extent set forth below, the Delaware General Corporation Law. We are not admitted to practice law in the State of Delaware, although we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render our opinions herein. The opinion set forth above in paragraph 1 with respect to the good standing of the Company under the laws of the State of Delaware is rendered solely in reliance upon the Certificate dated February 5, 1998 of the Secretary of State of the State of Delaware, a copy of which is attached hereto as EXHIBIT A. No opinion is expressed by us as to matters of conflict or choice of law. The opinions herein are limited to take effect of the foregoing laws as they presently exist. We assume no obligation to revise or supplement these opinions in the event of future changes in such laws or the interpretations thereof or such facts.

          B. Except as expressly stated otherwise herein, whenever our opinions herein with respect to the existence or absence of facts are stated to be to our knowledge or known by us, such statement is intended to signify that, during the course of our representation of the Company, as herein described, no information has come to the attention of the lawyers presently in our firm working on the transactions contemplated by the Final Memorandum that would give us actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

          C. Our opinions set forth above in paragraphs 3, 4, 6, 10 and 11 are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of creditors' rights generally and laws affecting distribution by corporations to stockholders, (ii) the application of general principles of equity, including without limitation concepts of

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PaineWebber Incorporated
February 10, 1998
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materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          D. We express no opinion as to any consent, approval, authorization, registration or qualification that may be required under any state securities or Blue Sky laws.

          E. We express no opinion as to the legality, validity, binding effect or enforceability of any provision in any agreement regarding rights of indemnity or contribution, which may be limited by applicable federal or state laws or by the policies underlying such laws.

          F. We express no opinion (i) with respect to the ability to obtain specific performance, injunctive relief or other equitable relief, whether sought in a proceeding in equity or at law, as a remedy for noncompliance with the Transaction Documents and (ii) regarding the rights or remedies available to any party insofar as such party may take discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Transaction Documents.

          G. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Transaction Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          H. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver by the Company under the Transaction Documents or any consents by the Company thereunder relating to the rights of the Company or duties owing to it as a matter of law, except to the extent that the Company may so waive or consent under applicable law, (ii) provisions in the Transaction Documents imposing an increase in interest rate upon failure to pay principal or interest when due or other occurrence of a default or (iii) any rights of setoff, other than as provided by Section 151 of the Debtor and Creditor Law of the State of New York, as interpreted by applicable judicial decisions.

          I. We express no opinion as to any provision of the Transaction Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by parties or that the doctrine of promissory estoppel might not apply.

     These opinions are furnished by us as special counsel for the Company and the Trust to you pursuant to the terms of the Purchase Agreement and is solely for your benefit. Without our prior written consent, these opinions may not be relied upon by you in any other context or by any


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PaineWebber Incorporated
February 10, 1998
Page 8


other person. These opinions may not be quoted, in whole or in part, or copies thereof furnished, to any other person without our prior written consent, except that you may furnish copies hereof: (a) to your independent auditors and attorneys; (b) to any federal or state authority having regulatory jurisdiction over you or the Company; (c) pursuant to order or legal process of any court or governmental agency; and (d) in connection with any legal or governmental action, proceeding or investigation to which you are a party arising out of the transactions contemplated by the Purchase Agreement.

                                   Very truly yours,

                                   /s/ Gibson, Dunn & Crutcher LLP
                                   GIBSON, DUNN & CRUTCHER LLP

RED/JLV/JES/AM/GCT